As filed with the Securities and Exchange Commission on March 11, 1998
                                        Registration No.  _____________________


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                   SAWTEK INC.
             (Exact name of registrant as specified in its charter)

                                  1818 South Highway 441        59-1864440
           Florida                 Apopka, Florida 32703    (I.R.S. Employer
   (State of incorporation)        (Address of Principal    Identification No.)
                                    Executive offices)


                                   SAWTEK INC.
                            SECOND STOCK OPTION PLAN
                            (Full title of the plan)

                                Steven P. Miller
                                   SAWTEK INC.
                             1818 South Highway 441
                              Apopka, Florida 32703
                     (Name and address of agent for service)

                                  (407) 886-8860
          (Telephone number, including area code, of agent for service)
                      ---------------------------------
                                   Copies to:

                             William A. Grimm, Esq.
                          Gray, Harris & Robinson, P.A.
                        201 East Pine Street, Suite 1200
                             Orlando, Florida 32801
                                 (407) 843-8880
                      ---------------------------------


                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------

                                                     Proposed Maximum        Proposed Maximum
 Title of Securities to   Amount to be Registered   Offering Price Per      Aggregate offering    Amount of Registration
      be Registered                                        Share                   Price                    Fee
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

   Common Stock,
   $0.0005 par value         1,000,000 shares          (1) $22.1875         (1)  $22,187,500          (1)  6,723.49
--------------------------------------------------------------------------------------------------------------------------

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h). The offering price and registration fee are calculated by multiplying 1,000,000 shares by $22.1875 per share, which is the average of the bid and asked prices of the Company's shares of Common Stock on the Nasdaq National Market System on March 10, 1998.

                                    STATEMENT

This Registration Statement on Form S-8 relating to the Registrant's Second Stock Option Plan is being filed to register additional securities of the same class as other securities for which an earlier-filed Registration Statement on Form S-8 relating to the Second Stock Option Plan is effective. Pursuant to Instruction E on Form S-8, the contents of such earlier Registration Statement (No. 333-11523) are incorporated herein by reference. The total number of shares of Common Stock relating to the Second Stock Option Plan, including the 1,000,000 shares in this registration statement is 2,000,000.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given to participants in the Sawtek Inc. Second Stock Option Plan (the "Plan") pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  Incorporation of Certain Documents by Reference.

         SAWTEK INC. (the "Company") is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

         The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

         All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

         The description of the Common Stock, par value $.0005 per share ("Common Stock"), is contained in the registration statement filed on Form 8-A under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

         Item 5.  Interests of Named Experts and Counsel.

         The validity of the issuance of the shares of Common Stock offered hereby and certain other legal matters will be passed upon for the Company by Gray, Harris & Robinson, P.A., Orlando, Florida. William A. Grimm, a shareholder in Gray, Harris & Robinson, P.A. and Secretary of the Company, is the beneficial owner of a stock option for 30,000 shares of Common Stock exercisable at $11.05 per share.

         Item 8.  Exhibits.

         The exhibits filed as part of this Registration Statement are as follows:

                  EXHIBIT
                  NUMBER   DESCRIPTION

                  4.1      --Amended and Restated Articles of Incorporation of
                             Sawtek Inc. (incorporated by reference to Registration Statement on Form S-8,
                             File No. 333-10579).

                  4.2      --Amendment to Articles of Incorporation of Sawtek
                             Inc. (incorporated by reference to Form S-8,
                             File No. 333-11523).

                  5.1      --Opinion of Gray, Harris & Robinson, P.A.

                 15.1      --Letter of Consent from Ernst & Young LLP.

                 23.1      --Consent of Gray, Harris & Robinson, P.A.  Reference
                             is made to Exhibit 5.1.

                 24.1      --Power of Attorney.  Reference is made to the
                             signature page hereto.

                 99.1      --Second Stock Option Plan (as amended).
                             (Incorporated by reference to Registration
                             Statement on Form S-8, File No. 333-11523.)

SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Apopka, State of Florida on the 10th day of March, 1998.

                                   SAWTEK INC.


                                   By:/s/Steven P. Miller
                                   Steven P. Miller
                                   Chairman and Chief Executive Officer


POWER OF ATTORNEY

         We, the undersigned, officers and directors of SAWTEK INC., hereby severally constitute Steven P. Miller and Raymond A. Link, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable SAWTEK INC. to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their capacities and on the date indicated.

     Signature                           Title                            Date

/s/Steven P. Miller      Chairman, Chief Executive Officer and Director  3/11/98
Steven P. Miller

/s/Neal J. Tolar
Neal J. Tolar            Senior Vice President and Director              3/11/98

/s/Gary A. Monetti
Gary A. Monetti          President, Chief Operating Officer              3/11/98

/s/Raymond A. Link       Vice President, Finance and Chief Financial     3/11/98
Raymond A. Link          Officer

/s/Robert C. Strandberg
Robert C. Strandberg     Director                                        3/11/98

/s/Bruce S. White
Bruce S. White           Director                                        3/11/98

/s/Willis C. Young
Willis C. Young          Director                                        3/11/98

                                      INDEX


                  EXHIBIT
                  NUMBER   DESCRIPTION

                   4.1     --Amended and Restated Articles of Incorporation of
                             Sawtek Inc. (incorporated by reference to Registration Statement on Form S-8,
                             File No. 333-10579).

                   4.2     --Amendment to Articles of Incorporation of Sawtek
                             Inc. (incorporated by reference to Form 8-K,
                             File No. 000-28276, as filed on 3/26/97).

                   4.3     --1996 Bylaws of Sawtek Inc. (incorporated by
                             reference to Registration Statement on Form S-8, File No. 333-11523).

                   5.1     --Opinion of Gray, Harris & Robinson, P.A.

                  15.1     --Letter of Consent from Ernst & Young LLP.

                  23.1     --Consent of Gray, Harris & Robinson, P.A.  Reference
                             is made to Exhibit 5.1.

                  24.1     --Power of Attorney.  Reference is made to the
                             signature page hereto.

                  99.1     --Second Stock Option Plan (as amended).
                             (Incorporated by reference to Registration
                             Statement on Form S-8, File No. 333-11523.)

                                                                     Exhibit 5.1
                          GRAY, HARRIS & ROBINSON, P.A.
                                Attorneys at Law
                              201 East Pine Street
                                   Suite 1200
                             Orlando, Florida 32801
                                 (407) 843-8880

                                 March 11, 1998

Sawtek Inc.
1818 South Highway 441
Apopka, Florida  32703

         Re:      SAWTEK INC. SECOND STOCK OPTION PLAN (the
                  "Plan") - Registration Statement on Form S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 filed by you with the Securities and Exchange Commission on March 11, 1998 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 1,000,000 shares of Common Stock of Sawtek Inc. (the "Shares") to be distributed pursuant to the Plan. As your counsel in connection with this registration process, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares.

         It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states, where required, the Shares when issued and sold in the manner referred to in the Registration Statement will be legally issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting part thereof, and any amendment thereto and any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) and all post-effective amendments thereto.

                                          Very truly yours,

                                          GRAY, HARRIS & ROBINSON, P.A.


                                          By:/s/William A. Grimm
                                          William A. Grimm

                                                                    Exhibit 15.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement (Form S-8 No 33-00000) pertaining to the Sawtek Inc. Second Stock Option Plan of our report dated October 24, 1997 with respect to the consolidated financial statements of Sawtek Inc. for the year ended September 30, 1997 included in its Form 10-K (File No. 000-28276) filed with the Securities and Exchange Commission on November 12, 1997.


                                                         /s/Ernst & Young LLP
                                                         Ernst & Young LLP


Orlando, Florida
March 10, 1998